Exhibit 10.23

                           Top Eagle Holdings Limited
                    Room 3301-3302, China Resources Building
                                 26 Harbour Road
                                    Hong Kong





                                December 15, 2003

Tengtu International Corp.
236 Avenue Road
Toronto, Ontario M5R 2J4
Canada
Attention:  Mr. Bill Ballard

                  Re:      RESTRUCTURING OF FLOATING CONVERTIBLE DEBENTURE

Ladies and Gentlemen:

         We refer to the Floating Convertible Debenture Due December 15, 2003 (the "2003 Debenture").

         On December 15, 2003, pursuant to the terms of the 2003 Debenture, payment from the Company of the entire principal amount of US$1,500,000.00 (the "Principal Amount") is due to Top Eagle. The purpose of this letter (this "Letter") is to document the parties' agreement regarding the restructuring of the Principal Amount of the 2003 Debenture. In this regard, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Letter without definition shall have the meanings set forth in the 2003 Debenture.

2. EXCHANGE OF DEBENTURE; CANCELLATION OF 2003 DEBENTURE. On the Closing, the Company shall (i) sell and issue to Top Eagle the Floating Convertible Debenture Due December 15, 2004 in the form attached hereto as EXHIBIT 1 (the "2004 Debenture"), and (ii) pay to Top Eagle, in cash in immediately available funds, US$300,000 (the "Cash Payment"); in exchange for Top Eagle's cancellation of the 2003 Debenture.

3. THE CLOSING. The Closing of the transactions contemplated by this Letter Agreement shall take place at the offices of the Company at 5:00 p.m. Pacific Standard Time, on December 15, 2003 or at such other time and place as the Company and Top Eagle mutually agree upon (the "Closing"). At the Closing:



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           3.1 the Company shall deliver to Top Eagle (i) the Cash Payment, by wire transfer to an account designated by Top Eagle, and (ii) the 2004 Debenture, duly executed by an authorized representative of the Company; and

           3.2 Top Eagle shall deliver to the Company the 2003 Debenture, duly cancelled.

4. REPRESENTATION AND WARRANTIES.

           4.1 Each of the Company and Top Eagle (a) represents and warrants to the other party that, except for matters that have been publicly disclosed as part of the applicable party's periodic or other filings to the U.S. Securities and Exchange Commission (the "SEC") (the "Disclosed Exceptions"), the representations and warranties made by such party in the Convertible Debenture and Warrant Purchase Agreement, dated December 21, 1999 (the "Purchase Agreement") are true and correct as of the date hereof and as of the Closing, and (b) agrees that the terms of each such representation and warranty (as modified by the Disclosed Exceptions) shall be deemed to be incorporated herein by reference and made a part hereof.

           4.2 The Company further represents and warrants that the Disclosed Exceptions, as described in each statement, report, registration statement, definitive proxy statement, and other filing filed with the SEC by the Company (collectively, the "SEC Reports"), are true and correct as of the Closing, and further that at the time such matters were disclosed, the disclosures made by the Company in respect of the Disclosed Exceptions in such SEC Reports contained no untrue statement of a material fact and did not omit to state a material fact necessary to make the statements in respect of the Disclosed Exceptions made therein, in light of the circumstances under which they were made, not misleading.

5. CONDITIONS TO CLOSING. Top Eagle's performance of its obligations under paragraph 3.2 above are subject to the Company's satisfaction (or Top Eagle's waiver) of the following conditions:

           5.1 The Company shall have performed and complied with all agreements, obligations and conditions contained in this Letter that are required to be performed or complied with by it on or before the Closing and

           5.2 The Company shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein, including without limitation approval, if required, from the Company's shareholders, directors, and any requisite government or third-party.

6. AGREEMENT ON USE OF PROCEEDS FROM FUTURE FINANCING ACTIVITIES. If the Company consummates or receives additional debt or equity financing (in the form of cash or marketable securities) at any time following the Closing and prior to the Company's repayment in full of the outstanding principal and accrued but unpaid interest on the 2004 Debenture (a "Qualified Financing"), the Company shall use at least 50% of the proceeds from such Qualified Financing to reduce or pay in full the balance of the then outstanding principal and accrued but unpaid interest on the 2004 Debenture in accordance with the mechanics set forth therein. In connection with the foregoing, the Company shall promptly provide to Top Eagle copies of such documentation related to the Qualified Financing as Top Eagle reasonably requests.



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7. RELATIONSHIP TO PURCHASE AGREEMENT; INVESTOR RIGHTS AGREEMENT. The provisions of the Purchase Agreement and the Investor Rights Agreement are and shall remain in full force and effect and, nothing in this Letter shall be construed as an amendment or waiver of any of the rights or obligations of the parties thereunder.

8. COSTS, EXPENSES. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Letter and the issuance of the 2004 Debenture, provided, however, that the Company shall reimburse Top Eagle for the reasonable fees and expenses of one counsel for Top Eagle not to exceed US$7,500.00.

9. SEVERABILITY. If one or more provisions of this Letter are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Letter and the balance of the Letter shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10. GOVERNING LAW. This Letter shall be governed by, and construed in accordance with, the laws of New York, without regard to the conflicts of law principles thereof.

11. COUNTERPARTS. This Letter may be executed in any number of identical counterparts, each of which will constitute an original but all of which together will constitute one instrument.

                  If the foregoing accurately reflects your present intent, please execute this letter where indicated below and return to Top Eagle a fully-executed original.

                                            Very truly yours,

                                            TOP EAGLE HOLDINGS LIMITED



                                            By: /S/ YUEN WING SHING
                                                -------------------
                                                 Name: Yuen Wing Shing
                                                 Title:Director

Accepted and agreed this 15th day of December, 2003:

TENGTU INTERNATIONAL CORP.



By: /S/ WILLIAM O.S. BALLARD
    ------------------------
Name: William O.S. Ballard
Title:  Chairman





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                                    EXHIBIT 1

                             FORM OF 2004 DEBENTURE





















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